UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2010

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Consolidated-Tomoka Land Co. filed a Form 8-K on February 8, 2010 (the “Form 8-K”) with an incorrect version of the press release that was attached as Exhibit 99.1.  This Form 8-K/A is being filed to amend the Form 8-K to include the correct press release as Exhibit 99.1.  No other changes to the Form 8-K have been made.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On February 3, 2010, John C. Adams, Jr., notified the Governance Committee of the Board of Directors (the “Board”) of Consolidated-Tomoka Land Co. (the “Company”) of his decision not to stand for re-election to the Board at the upcoming annual meeting of shareholders.  Mr. Adams did not refuse to stand for re-election as a result of any disagreement with the Company on any matter.

Item 8.01. Other Events.

On February 8, 2010, the Company issued a press release announcing the decision of Mr. Adams not to stand for re-election, the nomination of two directors to stand for election at the 2010 annual meeting of shareholders, the intended inclusion of two proposals in the Company’s proxy statement for the 2010 annual meeting of shareholders and the termination of the executive committee of the Board.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1           Press Release Issued February 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2010
Consolidated-Tomoka Land Co. By:/s/ William H. McMunn William H. McMunn, President and Chief Executive Officer